UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On February 27, 2007, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into a sublicense agreement (the “Sublicense Agreement”) with Revimmune LLC (“Revimmune”) under which the Company was granted the exclusive worldwide rights to Revimmune™, a patent-pending pharmaceutical treatment in late-stage development for a variety of autoimmune diseases. The in-license advances the Company’s strategy of acquiring late stage drug candidates that can benefit from the 505(b)(2) regulatory pathway. Revimmune uses an ultra-high intensity, short-course of an intravenous formulation of an approved drug (cyclophosphamide), in a new patent-pending method to “reboot” a patient’s immune system, thereby eliminating the autoimmunity, whereas current therapies including oral cyclophosphamide are used chronically to try to suppress the inflammation of autoimmunity. The Sublicense Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Other material terms and conditions of the Sublicense Agreement are as follows:

•

The Company is obligated to pay to Revimmune a royalty of 4% on net sales, and in the event of a sublicense by the Company, to pay 10% of sublicense consideration received. The Company did not pay an upfront fee in connection with the Sublicense but upon the approval of the sublicensed treatment in the U.S. for each autoimmune disease, the Company is required to issue to Revimmune vested warrants to purchase 800,000 shares of the Company’s common stock. The warrant which will be granted at the approval of the first Sublicensed Product will have an exercise price of $8 per share and any subsequent warrant to be issued will have an exercise price equal to the average of the volume weighted average closing prices of the Company’s common stock during the ten (10) trading days immediately prior to the grant of such warrant.

•

The Company assumed certain obligations under Revimmune’s license with Johns Hopkins University related to the sublicensed technology, including the payment of all royalty obligations due Johns Hopkins University for the sublicensed products which includes a 4% royalty on licensed products and services and a 20% royalty on sublicense consideration; milestone payments of up to $50,000 at the issuance of the first patent and $100,000 at the first FDA product approval; minimum annual royalty payments ranging from $20,000 to $50,000 per year and the cost and responsibility for patent prosecution as such obligations.

•	The Company will be responsible, at its sole cost and expense, for the development, clinical trial(s), promotion, marketing, sales and commercialization of the sublicensed products.

•	Revimmune LLC is affiliated with Dr. Frank O’Donnell who is an officer and director of the Company.

The offers, sale, and issuance of the Company’s warrants in the above-described transactions were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as they were made without any form of general solicitation to sophisticated parties with full access to all material information relating to the securities issued.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated February 28, 2007, by Accentia Biopharmaceuticals, Inc. announcing that the Company has entered into a sublicense agreement with Revimmune LLC. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: February 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sublicense Agreement between Revimmune, LLC and Accentia Biopharmaceuticals, Inc. dated February 27, 2007

99.1	Press Release dated February 28, 2007 titled “Accentia Biopharmaceuticals Acquires Worldwide Exclusive License to Revimmune for All Autoimmune Diseases”